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                                                                    EXHIBIT 99.7

                         Consent of James D. Carreker

     The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Patriot American Hospitality, Inc. and Wyndham International, Inc. upon the consummation of the Merger (as defined in the Proxy Statement/Prospectus contained in this Registration Statement).


Signature: /s/ James D. Carreker
          ----------------------
          James D. Carreker